P R E S S R E L E A S E	Exhibit 99.1

Agile Software Corporation

6273 San Ignacio Avenue

San Jose, CA 95119

Voice: (408) 284-4000

Fax: (408) 284-4002

Media Contact

Terri Pruett

Agile Software Corporation

Terri.Pruett@agile.com

(408) 284-4048

Agile Reports Record Results For Third Fiscal Quarter

License revenues up 31% over prior year; Record profits achieved

San Jose, CA—February 24, 2005—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the third quarter of fiscal 2005, which ended January 31, 2005. Total revenues for the quarter set a new record at $30.3 million, compared to $26.2 million for the third quarter of fiscal 2004. License revenues for the third quarter of fiscal 2005 were $12.5 million, a 31% increase from the $9.5 million achieved in the third quarter of fiscal 2004.

Net income for the third quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, was $290,000, or $0.01 per share, compared to a net loss of $4.0 million or ($0.08) per share for the third quarter of fiscal 2004.

Non-GAAP net income for the third quarter of fiscal 2005 (which excludes amortization of intangibles and stock compensation) was $984,000 or $0.02 per share. Non-GAAP net loss for the third quarter of fiscal 2004 (which excludes stock compensation, acquisition-related compensation, amortization of intangibles and loss from foreign currency translation) was $972,000, or ($0.02) per share. Reconciliation between our net income (loss) on a GAAP and non-GAAP basis is provided in a table immediately following the Condensed Consolidated Statements of Operations below.

Management Commentary

“We are seeing a marked increase in the number of multi-million dollar, multi-phase PLM projects, driven by an executive focus on growing the top-line, while keeping costs in check,” said Bryan D. Stolle, Agile CEO and Chairman. “Many new and existing customers are deploying multiple products from the Agile PLM suite broadly across their enterprises and their supply chains. With the Cimmetry acquisition, we now offer our 10,000 plus customers an even broader set of PLM solutions to drive collaboration from product inception through end-of-life.”

“Agile continued its strong performance in the third quarter as evidenced by our record revenues and profitability,” said Jay Fulcher, Agile President & COO. “We are excited by the market’s broad acknowledgment of PLM as an important business imperative, and are particularly pleased with the mix between existing customers expanding their Agile implementations and customers that are choosing Agile for the first time.”

Customer Wins and Expansions

During the quarter, the Company added 19 new customers. Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Adaptix, Ball Aerospace, Braun, Clearcube, Dell, Drager Medical, Epicor, Ferag AG, Finisar, Funai, General Dynamics, Heidenhain, Intuitive Surgical, Juniper, LipoSonix, Logitech, LSI, Marconi, Medtronic, NAACO, Netgear, Network Equipment, Philips, Playtex, Quanta Computer, QR Sciences, Rheinmetall, Sharp, SonoSite, Starsys, Thyssen Krupp, TRW, Twin Star Systems and Welch Allyn.

Cimmetry Acquisition

As previously announced, Agile completed the acquisition of Cimmetry Systems in the beginning of February. Cimmetry Systems is a leading provider of collaborative visualization solutions including AutoVue™, with well over 9,500 customers worldwide across several industries including manufacturing, electronics, architectural/engineering/construction (AEC) and industrial markets. Specifically focused on enabling the use of 2D and 3D mechanical CAD (MCAD) and electronic design automation (EDA/ECAD) information across the extended enterprise, Cimmetry solutions support over 450 native formats.

Awards

Five Agile customers were selected as finalists for Managing Automation’s Progressive Manufacturing Awards. These customers include Hitachi Global Storage Technologies, Lucent Technologies, Network Equipment Technologies, Sanmina SCI and ViaSat. These companies were selected because of their use of various Agile PLM solutions to enhance their business practices.

Oracle Magazine recognized Agile software engineer Venkat Tipparam as Oracle’s Java Developer of the Year. Featured in the November/December issue of Oracle Magazine as part of its Editors’ Choice Awards 2004, Tipparam was recognized for his use of Web services for integration projects and his status as an advanced user in the EMEA region.

Conference Call Details

Agile will discuss its third quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Web cast of the conference will be available on Agile’s Web site at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Web cast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Web site immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4011.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Inc., Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the over 1200 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have purchased Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Non-GAAP Financial Measures

In addition to reporting our financial results in accordance with generally accepted accounting principles, or GAAP, we are also providing with this press release non-GAAP net income (loss) and non-GAAP net income (loss) per share information, together with a reconciliation between the GAAP and non-GAAP information. In preparing our non-GAAP information, we have excluded where applicable, stock-based compensation (a non-cash charge), acquisition-related amortization of intangible assets and acquired in-process research and development (non-cash charges), acquisition related compensation (a non-recurring charge), and restructuring and other charges. Because of the non-recurring or infrequent nature and/or non-cash nature of several of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP.

NOTE: Agile and Agile Software are registered trademarks and Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Governance and Compliance and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2005	2004	2005	2004
Revenues:
License	$12,455	$9,527	$33,975	$25,154
Service	17,825	16,656	51,003	43,960

Total revenues	30,280	26,183	84,978	69,114

Cost of revenues:
License	1,243	988	3,484	2,774
Service	8,424	8,461	23,863	21,014
Stock compensation	36	95	179	147
Acquisition-related compensation	—	339	—	595
Amortization of intangible assets	178	212	533	372

Total cost of revenues	9,881	10,095	28,059	24,902

Gross profit	20,399	16,088	56,919	44,212

Operating expenses:
Sales and marketing:
Other sales and marketing	11,956	9,828	33,170	27,499
Stock compensation	87	315	331	2,988
Research and development:
Other research and development	5,649	6,038	16,471	17,214
Stock compensation	2	53	25	165
General and administrative:
Other general and administrative	2,908	2,246	8,262	6,507
Stock compensation	34	101	157	592
Acquisition-related compensation	—	529	—	1,091
Amortization of intangible assets	357	679	1,403	1,435
Acquired in-process research and development	—	—	—	500
Restructuring and other charges	—	—	2,132	9,201

Total operating expenses	20,993	19,789	61,951	67,192

Loss from operations	(594)	(3,701)	(5,032)	(22,980)

Interest and other income, net	1,169	754	3,047	2,347
Loss from foreign currency translation	—	(743)	—	(743)

Income (loss) before income taxes	575	(3,690)	(1,985)	(21,376)
Provision for income taxes	285	348	820	1,008

Net income (loss)	$290	$(4,038)	$(2,805)	$(22,384)

Net income (loss) per share:
Basic and diluted	$0.01	$(0.08)	$(0.05)	$(0.45)

Weighted average shares outstanding
Basic	53,058	51,947	52,732	50,139

Diluted	54,840	51,947	52,732	50,139

Agile Software Corporation

Non-GAAP Financial Measures and Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2005	2004	2005	2004
GAAP net income (loss) to non-GAAP net income (loss) reconciliation:
GAAP net income (loss)	$290	$(4,038)	$(2,805)	$(22,384)
Stock compensation	159	564	692	3,892
Acquisition-related compensation	—	868	—	1,686
Amortization of intangible assets	535	891	1,936	1,807
Acquired in-process research and development	—	—	—	500
Restructuring and other charges	—	—	2,132	9,201
Loss from foreign currency translation	—	743	—	743

Non-GAAP net income (loss)	$984	$(972)	$1,955	$(4,555)

GAAP diluted to non-GAAP diluted net income (loss) per share reconciliation:
GAAP diluted net income (loss) per share	$0.01	$(0.08)	$(0.05)	$(0.45)
Stock compensation	—	0.01	0.01	0.08
Acquisition-related compensation	—	0.02	—	0.03
Amortization of intangible assets	0.01	0.02	0.04	0.04
Acquired in-process research and development	—	—	—	0.01
Restructuring and other charges	—	—	0.04	0.18
Loss from foreign currency translation	—	0.01	—	0.02

Non-GAAP diluted net income (loss) per share	$0.02	$(0.02)	$0.04	$(0.09)

Weighted average shares used in calculating non-GAAP diluted net income per share	54,840	51,947	54,432 (1)	50,139

(1)	Weighted average shares used in calculating non-GAAP diluted net income per share for the nine months ended January 31, 2005 were computed while giving effect to all dilutive potential common shares, which were anti-dilutive for the purpose of calculating GAAP diluted net loss per share.

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31, 2005	April 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$90,321	$45,337	(1)
Short-term investments	106,755	124,495	(1)
Accounts receivable, net	23,146	19,998
Other current assets	7,173	5,356

Total current assets	227,395	195,186

Long-term investments	44,264	68,389
Property and equipment, net	8,734	8,696
Goodwill	35,485	34,724
Intangible assets, net	3,520	5,456
Other assets	1,255	2,186

Total assets	$320,653	$314,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$27,871	$25,281
Deferred revenue	21,942	20,104

Total current liabilities	49,813	45,385

Other non-current liabilities	7,283	7,758

Total liabilities	57,096	53,143

Total stockholders’ equity	263,557	261,494

Total liabilities and stockholders’ equity	$320,653	$314,637

(1)	The Company has reclassified its auction rate securities, previously classified as cash equivalents, as short-term investments for each of the periods presented in the accompanying unaudited condensed consolidated balance sheets. This reclassification has no impact on our Unaudited Condensed Consolidated Statements of Operations.